Exhibit 99.1

John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Gina Sheibley
Salesforce
Public Relations
917-297-8988
gsheibley@salesforce.com

Salesforce Announces Record Fourth Quarter and Full Year Fiscal 2018 Results
Raises FY19 Revenue Guidance by $150 Million to $12.60 Billion to $12.65 Billion

•	Fourth Quarter Revenue of $2.85 Billion, up 24% Year-Over-Year, 21% in Constant Currency

•	Full Year Revenue of $10.48 Billion, up 25% Year-Over-Year, 24% in Constant Currency

•	Deferred Revenue of $7.09 Billion, up 28% Year-Over-Year, 25% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $13.3 Billion, up 48% Year-Over-Year

•	Fourth Quarter Operating Cash Flow of $1.05 Billion, up 49% Year-Over-Year

•	Full Year Operating Cash Flow of $2.74 Billion, up 27% Year-Over-Year
SAN FRANCISCO, Calif. – Feb. 28, 2018 – Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2018.
“We had an outstanding quarter of growth that propelled Salesforce over the $10 billion revenue milestone for the year,” said Marc Benioff, chairman and CEO, Salesforce. “No other enterprise software company has achieved this scale faster than Salesforce. Our relentless focus on customer success continues to strengthen our position as the global leader in CRM.”
Salesforce delivered the following results for its fiscal fourth quarter and full fiscal year 2018:
Revenue: Total fourth quarter revenue was $2.85 billion, an increase of 24% year-over-year, and 21% in constant currency. Subscription and support revenues were $2.66 billion, an increase of 26% year-over-year. Professional services and other revenues were $196 million, an increase of 7% year-over-year.
Full fiscal year 2018 revenue was $10.48 billion, an increase of 25% year-over-year, and 24% in constant currency. Subscription and support revenues were $9.71 billion, an increase of 25% year-over-year. Professional services and other revenues were $769 million, an increase of 21% year-over-year.
Earnings per Share: Fourth quarter GAAP diluted earnings per share was $0.09, and non-GAAP diluted earnings per share was $0.35. Earnings per share benefitted by $0.02 related to net realized gains from strategic investments in the fourth quarter. For the full fiscal year 2018, GAAP diluted earnings per share was $0.17, and non-GAAP diluted earnings per share was $1.35.
Cash: Cash generated from operations for the fourth quarter was $1.05 billion, an increase of 49% year-over-year. Cash generated from operations for the full fiscal year 2018 was $2.74 billion, an increase of 27% year-over-year. Total cash, cash equivalents and marketable securities finished the fourth quarter at $4.52 billion.
Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2018 was $7.09 billion, an increase of 28% year-over-year, and 25% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the fourth quarter at approximately $13.3 billion, up 48% year-over-year.

As of February 28, 2018, the company is initiating revenue, earnings per share, and deferred revenue guidance for its first quarter of fiscal year 2019. In addition, the company is raising its full fiscal year 2019 revenue guidance previously provided on November 21, 2017. The company is also initiating earnings per share guidance and operating cash flow guidance for its full fiscal year 2019. The guidance below does not reflect the impact of new accounting standards ASC 606, ASC 340-40 and ASU 2016-011 and is based on estimated GAAP tax rates that reflect the company’s currently available information, including its anticipated impact of the new Tax Act and interpretations thereof, as well as other factors and assumptions.
Q1 FY19 Guidance: Revenue is projected to be $2.925 billion to $2.935 billion, an increase of 23% year-over-year.
GAAP diluted earnings per share is projected to be $0.09 to $0.10, while non-GAAP diluted earnings per share is projected to be $0.43 to $0.44.
On balance sheet deferred revenue growth is projected to be 23% to 24% year-over-year.
Full Year FY19 Guidance: Revenue is projected to be $12.6 billion to $12.65 billion, an increase of 20% to 21% year-over-year.
GAAP diluted earnings per share is projected to be $0.61 to $0.63, while non-GAAP diluted earnings per share is projected to be $2.02 to $2.04.
Operating cash flow growth is projected to be 20% to 21% year-over-year.
The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2019
	Q1	FY2019
GAAP diluted EPS range*	$0.09 - $0.10	$0.61 - $0.63
Plus
Amortization of purchased intangibles	$0.09	$0.35
Stock-based expense	$0.34	$1.47
Amortization of debt discount, net	$0.01	$0.01
Less
Income tax effects and adjustments**	$(0.10)	$(0.42)
Non-GAAP diluted EPS***	$0.43 - $0.44	$2.02 - $2.04

Shares used in computing basic net income per share (millions)	730	742
Shares used in computing diluted net income per share (millions)	757	763
* The Company's GAAP tax provision is expected to be 20.0% for the three months ended April 30th, 2018 and 18.5% for the twelve months ended January 31st, 2019. The Company's GAAP diluted EPS excludes the effect of ASU 2016-01.
** The Company's Non-GAAP tax provision uses a long-term projected tax rate of 21.5%, which reflects currently available information and could be subject to change.
*** Non-GAAP diluted EPS excludes the effect of ASU 2016-01.
__________________________
1Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers,” ASC 340-40 “Other Assets and Deferred Costs - Contracts with Customers” and Accounting Standards Update 2016-01 “Financial Instruments” (ASU 2016-01), which will be effective as of the beginning of Fiscal 2019.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.
Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 9190744.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Mar. 30, 2018.
About Salesforce
Salesforce, the global leader in CRM, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.
###
"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.
The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the effect of general economic and market conditions; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business, including our strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the competitive nature of the market in which we participate; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; our operating results and cash flows; new services and product features; our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; our ability to realize the benefits from strategic partnerships and investments; our ability to successfully integrate acquired businesses and technologies; our ability to continue to grow and maintain deferred revenue and unbilled deferred revenue; our ability to protect our intellectual property rights; our ability to develop our brands; our reliance on third-party hardware, software and platform providers; our dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy and import and export controls; the valuation of our deferred tax assets; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof; uncertainties affecting our ability to estimate our non-GAAP tax rate; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; factors related to our outstanding convertible notes, revolving credit facility, term loan and loan associated with 50 Fremont; compliance with our debt covenants and capital lease obligations; current and potential litigation involving us; and the impact of climate change.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.
Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
© 2018 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.
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salesforce.com, inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Revenues:
Subscription and support	$2,655,000	$2,110,651	$9,710,538	$7,756,205
Professional services and other	196,003	183,337	769,474	635,779
Total revenues	2,851,003	2,293,988	10,480,012	8,391,984
Cost of revenues (1)(2):
Subscription and support	548,475	463,271	2,033,457	1,617,315
Professional services and other	189,317	162,686	740,065	616,724
Total cost of revenues	737,792	625,957	2,773,522	2,234,039
Gross profit	2,113,211	1,668,031	7,706,490	6,157,945
Operating expenses (1)(2):
Research and development	396,547	344,192	1,553,073	1,208,127
Marketing and sales	1,364,305	1,089,243	4,829,291	3,918,027
General and administrative	274,490	257,941	1,088,358	967,563
Total operating expenses	2,035,342	1,691,376	7,470,722	6,093,717
Income (loss) from operations	77,869	(23,345)	235,768	64,228
Investment income	11,779	3,627	35,848	27,374
Interest expense	(21,561)	(24,323)	(86,943)	(88,988)
Other income (1)	20,130	20,572	17,435	9,072
Gains from acquisitions of strategic investments	0	0	0	13,697
Income (loss) before benefit from (provision for) income taxes	88,217	(23,469)	202,108	25,383
Benefit from (provision for) income taxes	(20,662)	(27,971)	(74,630)	154,249
Net income (loss)	$67,555	$(51,440)	$127,478	$179,632
Basic net income (loss) per share	$0.09	$(0.07)	$0.18	$0.26
Diluted net income (loss) per share	$0.09	$(0.07)	$0.17	$0.26
Shares used in computing basic net income (loss) per share	724,127	700,994	714,919	687,797
Shares used in computing diluted net income (loss) per share	749,464	700,994	734,598	700,217

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Cost of revenues	$38,866	$43,214	$165,545	$127,676
Marketing and sales	30,066	31,000	121,340	97,601
Other non-operating expense	315	564	1,433	2,491

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Cost of revenues	$32,748	$30,545	$129,954	$107,457
Research and development	62,653	63,323	259,838	187,487
Marketing and sales	112,015	113,422	468,553	388,937
General and administrative	30,266	37,097	138,668	136,486

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Revenues:
Subscription and support	93%	92%	93%	92%
Professional services and other	7	8	7	8
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	20	19	19
Professional services and other	7	7	7	8
Total cost of revenues	26	27	26	27
Gross profit	74	73	74	73
Operating expenses (1)(2):
Research and development	14	15	15	14
Marketing and sales	48	48	46	47
General and administrative	9	11	10	11
Total operating expenses	71	74	71	72
Income (loss) from operations	3	(1)	3	1
Investment income	0	0	0	0
Interest expense	(1)	(1)	(1)	(1)
Other income (1)	1	1	0	0
Gains from acquisitions of strategic investments	0	0	0	0
Income (loss) before benefit from (provision for) income taxes	3	(1)	2	0
Benefit from (provision for) income taxes	(1)	(1)	(1)	2
Net income (loss)	2%	(2)%	1%	2%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Cost of revenues	1%	2%	2%	2%
Marketing and sales	1	1	1	1
Other non-operating expense	0	0	0	0

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Cost of revenues	1%	1%	1%	1%
Research and development	2	3	2	2
Marketing and sales	4	5	4	5
General and administrative	1	2	1	2

salesforce.com, inc.
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 31, 2018	January 31, 2017
Assets
Current assets:
Cash and cash equivalents	$2,543,484	$1,606,549
Marketable securities	1,978,221	602,338
Accounts receivable, net	3,917,401	3,196,643
Deferred commissions	460,887	311,770
Prepaid expenses and other current assets	390,378	279,527
Total current assets	9,290,371	5,996,827
Property and equipment, net	1,946,527	1,787,534
Deferred commissions, noncurrent	413,375	227,849
Capitalized software, net	146,065	141,671
Strategic investments	677,283	566,953
Goodwill	7,314,096	7,263,846
Intangible assets acquired through business combinations, net	826,445	1,113,374
Other assets, net	395,640	486,869
Total assets	$21,009,802	$17,584,923
Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$2,010,096	$1,752,664
Deferred revenue	7,094,705	5,542,802
Current portion of debt	1,024,717	0
Total current liabilities	10,129,518	7,295,466
Noncurrent debt	694,781	2,008,391
Other noncurrent liabilities	793,140	780,939
Total liabilities	11,617,439	10,084,796
Temporary equity:
Convertible 0.25% senior notes due April 2018	3,867	0
Stockholders’ equity:
Common stock	730	708
Additional paid-in capital	9,752,340	8,040,170
Accumulated other comprehensive loss	(27,142)	(75,841)
Accumulated deficit	(337,432)	(464,910)
Total stockholders’ equity	9,388,496	7,500,127
Total liabilities, temporary equity and stockholders’ equity	$21,009,802	$17,584,923

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Operating activities:
Net income (loss)	$67,555	$(51,440)	$127,478	$179,632
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	187,689	180,766	752,600	632,245
Amortization of debt discount and issuance costs	8,002	9,207	31,267	30,541
Gains from acquisitions of strategic investments	0	0	0	(13,697)
Amortization of deferred commissions	132,975	101,014	464,662	371,541
Expenses related to employee stock plans	237,682	244,387	997,013	820,367
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(2,397,485)	(1,905,275)	(720,019)	(628,477)
Deferred commissions	(426,591)	(235,065)	(799,305)	(462,030)
Prepaid expenses and other current assets and other assets	190,924	(3,127)	24,140	(28,850)
Accounts payable, accrued expenses and other liabilities	347,945	325,011	308,225	49,953
Deferred revenue	2,702,624	2,040,668	1,551,904	1,210,973
Net cash provided by operating activities	1,051,320	706,146	2,737,965	2,162,198
Investing activities:
Business combinations, net of cash acquired	(5,610)	(360,629)	(25,391)	(3,192,739)
Purchases of strategic investments	(103,350)	(44,495)	(216,438)	(110,329)
Sales of strategic investments	74,834	53,836	130,732	80,342
Purchases of marketable securities	(569,397)	(83,550)	(2,003,115)	(1,070,412)
Sales of marketable securities	121,366	78,252	558,614	2,005,301
Maturities of marketable securities	36,034	2,713	79,123	67,454
Capital expenditures	(137,759)	(143,974)	(534,027)	(463,958)
Net cash used in investing activities	(583,882)	(497,847)	(2,010,502)	(2,684,341)
Financing activities:
Proceeds from term loan, net	0	0	0	495,550
Proceeds from employee stock plans	165,514	85,616	650,300	401,481
Principal payments on capital lease obligations	(23,006)	(24,397)	(105,896)	(98,157)
Proceeds from revolving credit facility	0	748,824	0	748,824
Payments on revolving credit facility	0	(550,000)	(200,000)	(550,000)
Payments on convertible senior notes	(123,179)	0	(123,179)	0
Net cash provided by financing activities	19,329	260,043	221,225	997,698
Effect of exchange rate changes	(15,120)	(7,529)	(11,753)	(27,369)
Net increase in cash and cash equivalents	471,647	460,813	936,935	448,186
Cash and cash equivalents, beginning of period	2,071,837	1,145,736	1,606,549	1,158,363
Cash and cash equivalents, end of period	$2,543,484	$1,606,549	$2,543,484	$1,606,549

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jan 31, 2018	Oct 31, 2017	Jul 31, 2017	Apr 30, 2017	Jan 31, 2017	Oct 31, 2016
Full Time Equivalent Headcount	29,401	28,527	27,155	26,213	25,178	23,939
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$4,521,705	$3,628,665	$3,501,245	$3,219,550	$2,208,887	$1,751,130
Strategic investments	$677,283	$670,406	$657,687	$639,191	$566,953	$555,968
Deferred revenue	$7,094,705	$4,392,082	$4,818,634	$5,042,652	$5,542,802	$3,495,133
Unbilled deferred revenue, a non-GAAP measure (1)	$13,300,000	$11,500,000	$10,400,000	$9,600,000	$9,000,000	$8,600,000
Principal due on our outstanding debt obligations (2)	$1,726,821	$1,850,000	$1,850,000	$1,850,000	$2,050,000	$1,850,000
(1) Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue. The amount of unbilled deferred revenue may change from quarter to quarter for several reasons, including the specific timing, duration and size of customer subscription agreements and the timing of customer renewals.
(2) Our outstanding debt obligations include our 0.25% Convertible Senior Notes, the loan assumed on 50 Fremont, and the Term Loan. The principal due on our 0.25% Convertible Senior Notes of approximately $1.0 billion as of January 31, 2018 is payable in April 2018.

Selected Balance Sheet Accounts (in thousands):

	January 31, 2018	October 31, 2017	January 31, 2017
Prepaid Expenses and Other Current Assets
Prepaid income taxes	$33,523	$43,301	$26,932
Other taxes receivable	32,692	33,099	34,177
Prepaid expenses and other current assets	324,163	393,546	218,418
	$390,378	$469,946	$279,527
Property and Equipment, net
Land	$183,888	$183,888	$183,888
Buildings and building improvements	626,062	626,168	621,377
Computers, equipment and software	1,628,827	1,600,783	1,440,986
Furniture and fixtures	139,299	132,374	112,564
Leasehold improvements	824,470	776,396	627,069
	3,402,546	3,319,609	2,985,884
Less accumulated depreciation and amortization	(1,456,019)	(1,454,718)	(1,198,350)
	$1,946,527	$1,864,891	$1,787,534
Intangible Assets Acquired Through Business Combinations, net
Acquired developed technology	$349,563	$388,346	$514,232
Customer relationships	471,936	501,500	589,579
Other	4,946	5,922	9,563
	$826,445	$895,768	$1,113,374
Other Assets, net
Deferred income taxes, noncurrent, net	$36,523	$31,596	$28,939
Long-term deposits	23,518	23,979	23,597
Domain names and patents, net	22,779	26,811	39,213
Customer contract assets	170,921	201,357	281,733
Other	141,899	141,145	113,387
	$395,640	$424,888	$486,869
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$76,465	$120,019	$115,257
Accrued compensation	960,453	622,419	730,390
Non-cash equity liability	0	49,435	68,355
Accrued income and other taxes payable	305,861	193,693	239,699
Capital lease obligation, current	102,539	114,147	102,106
Other current liabilities	564,778	586,695	496,857
	$2,010,096	$1,686,408	$1,752,664
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$115,717	$117,193	$99,378
Financing obligation - leased facility	198,226	198,903	200,711
Long-term lease liabilities and other	479,197	420,774	480,850
	$793,140	$736,870	$780,939

Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Sales Cloud	$931.8	$804.9	$3,554.3	$3,060.6
Service Cloud	789.3	615.3	2,877.1	2,320.7
Salesforce Platform and Other	536.3	391.7	1,929.2	1,441.6
Marketing and Commerce Cloud	397.6	298.8	1,349.9	933.3
	$2,655.0	$2,110.7	$9,710.5	$7,756.2

Total revenues by geography (in thousands):	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Americas	$2,042,184	$1,718,197	$7,579,116	$6,224,971
Europe	535,806	360,876	1,903,524	1,373,547
Asia Pacific	273,013	214,915	997,372	793,466
	$2,851,003	$2,293,988	$10,480,012	$8,391,984

Total revenues by geography as a percentage of total revenues:	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Americas	72%	75%	72%	74%
Europe	19	16	18	16
Asia Pacific	9	9	10	10
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended January 31, 2018 compared to Three Months Ended January 31, 2017	Three Months Ended October 31, 2017 compared to Three Months Ended October 31, 2016	Three Months Ended January 31, 2017 compared to Three Months Ended January 31, 2016
Americas	19%	21%	29%
Europe	31%	33%	26%
Asia Pacific	26%	27%	30%
Total growth	21%	23%	28%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Deferred revenue constant currency growth rates (as compared to the comparable prior periods)	January 31, 2018 compared to January 31, 2017	October 31, 2017 compared to October 31, 2016	January 31, 2017 compared to January 31, 2016
Total growth	25%	24%	29%
We present constant currency information for deferred revenue to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental GAAP and Non-GAAP Diluted Share Count Information
(share data in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Weighted-average shares outstanding for basic earnings per share	724,127	700,994	714,919	687,797
Effect of dilutive securities:
Convertible senior notes	5,798	1,642	4,672	1,906
Employee stock awards	16,945	8,567	14,163	10,514
Warrants	2,594	0	844	0
Adjusted weighted-average shares outstanding and assumed conversions for GAAP and Non-GAAP diluted earnings per share	749,464	711,203	734,598	700,217

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Operating cash flow
GAAP net cash provided by operating activities	$1,051,320	$706,146	$2,737,965	$2,162,198
Less:
Capital expenditures	(137,759)	(143,974)	(534,027)	(463,958)
Free cash flow	$913,561	$562,172	$2,203,938	$1,698,240

Comprehensive Income (Loss)
(in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Net income (loss)	$67,555	$(51,440)	$127,478	$179,632
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	23,882	(14,547)	52,072	(43,070)
Unrealized gains (losses) on marketable securities and strategic investments	(55,702)	(6,461)	(4,497)	14,500
Other comprehensive income (loss), before tax	(31,820)	(21,008)	47,575	(28,570)
Tax effect	1,124	8,110	1,124	2,646
Other comprehensive income (loss), net of tax	(30,696)	(12,898)	48,699	(25,924)
Comprehensive income (loss)	$36,859	$(64,338)	$176,177	$153,708

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Non-GAAP gross profit
GAAP gross profit	$2,113,211	$1,668,031	$7,706,490	$6,157,945
Plus:
Amortization of purchased intangibles (a)	38,866	43,214	165,545	127,676
Stock-based expense (b)	32,748	30,545	129,954	107,457
Non-GAAP gross profit	$2,184,825	$1,741,790	$8,001,989	$6,393,078
Non-GAAP operating expenses
GAAP operating expenses	$2,035,342	$1,691,376	$7,470,722	$6,093,717
Less:
Amortization of purchased intangibles (a)	(30,066)	(31,000)	(121,340)	(97,601)
Stock-based expense (b)	(204,934)	(213,842)	(867,059)	(712,910)
Non-GAAP operating expenses	$1,800,342	$1,446,534	$6,482,323	$5,283,206
Non-GAAP income from operations
GAAP income (loss) from operations	$77,869	$(23,345)	$235,768	$64,228
Plus:
Amortization of purchased intangibles (a)	68,932	74,214	286,885	225,277
Stock-based expense (b)	237,682	244,387	997,013	820,367
Non-GAAP income from operations	$384,483	$295,256	$1,519,666	$1,109,872
Non-GAAP non-operating income (loss) (c)
GAAP non-operating income (loss)	$10,348	$(124)	$(33,660)	$(38,845)
Plus:
Amortization of debt discount, net	6,674	6,344	25,943	25,137
Amortization of acquired lease intangible	315	564	1,433	2,491
Less:
Gains from acquisitions of strategic investments	0	0	0	(13,697)
Non-GAAP non-operating income (loss)	$17,337	$6,784	$(6,284)	$(24,914)
Non-GAAP net income
GAAP net income (loss)	$67,555	$(51,440)	$127,478	$179,632
Plus:
Amortization of purchased intangibles (a)	68,932	74,214	286,885	225,277
Amortization of acquired lease intangible	315	564	1,433	2,491
Stock-based expense (b)	237,682	244,387	997,013	820,367
Amortization of debt discount, net	6,674	6,344	25,943	25,137
Less:
Gains from acquisitions of strategic investments	0	0	0	(13,697)
Income tax effects and adjustments	(117,894)	(77,743)	(447,415)	(533,984)
Non-GAAP net income	$263,264	$196,326	$991,337	$705,223

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Non-GAAP diluted earnings per share
GAAP diluted net income (loss) per share	$0.09	$(0.07)	$0.17	$0.26
Plus:
Amortization of purchased intangibles	0.09	0.10	0.39	0.32
Amortization of acquired lease intangible	0.00	0.00	0.00	0.00
Stock-based expense	0.32	0.34	1.36	1.17
Amortization of debt discount, net	0.01	0.01	0.04	0.04
Less:
Gains from acquisitions of strategic investments	0.00	0.00	0.00	(0.02)
Income tax effects and adjustments	(0.16)	(0.10)	(0.61)	(0.76)
Non-GAAP diluted earnings per share	$0.35	$0.28	$1.35	$1.01
Shares used in computing Non-GAAP diluted net income per share	749,464	711,203	734,598	700,217

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Cost of revenues	$38,866	$43,214	$165,545	$127,676
Marketing and sales	30,066	31,000	121,340	97,601
	$68,932	$74,214	$286,885	$225,277

b)	Stock-based expense was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Cost of revenues	$32,748	$30,545	$129,954	$107,457
Research and development	62,653	63,323	259,838	187,487
Marketing and sales	112,015	113,422	468,553	388,937
General and administrative	30,266	37,097	138,668	136,486
	$237,682	$244,387	$997,013	$820,367

c)	GAAP non-operating income (loss) consists of investment income, interest expense, other income (expense) and gains from acquisitions of strategic investments.

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income (Loss) Per Share
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$67,555	$(51,440)	$127,478	$179,632
Basic net income (loss) per share	$0.09	$(0.07)	$0.18	$0.26
Shares used in computing basic net income (loss) per share	724,127	700,994	714,919	687,797

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$263,264	$196,326	$991,337	$705,223
Basic Non-GAAP net income per share	$0.36	$0.28	$1.39	$1.03
Shares used in computing basic Non-GAAP net income per share	724,127	700,994	714,919	687,797

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$67,555	$(51,440)	$127,478	$179,632
Diluted net income (loss) per share	$0.09	$(0.07)	$0.17	$0.26
Shares used in computing diluted net income (loss) per share	749,464	700,994	734,598	700,217

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2018	2017	2018	2017
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$263,264	$196,326	$991,337	$705,223
Diluted Non-GAAP net income per share	$0.35	$0.28	$1.35	$1.01
Shares used in computing diluted Non-GAAP net income per share	749,464	711,203	734,598	700,217

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP free cash flow, and constant currency revenue and constant currency deferred revenue growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.
The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.
Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on conversions of the company’s convertible senior notes, gains/losses on sales of land and building improvements, gains/losses on company-initiated acquisitions of entities in which the company held an equity investment, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.
Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the Q4 FY18 financial statements and for its non-GAAP estimates for Q1 and FY19:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due in April 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Gains on Acquisitions of Strategic Investments: The company views gains on sales of its strategic investments resulting from acquisitions initiated by the company in which an equity interest was previously held as discrete events and not indicative of operational performance during any particular period.

•
Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles and acquired leases, amortization of debt discount, and gains on acquisitions of strategic investments. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2018, after evaluating the impact of the 2017 U.S. Tax Cuts and Jobs Act (“Tax Act”) for the period from enactment of the Tax Act on December 22, 2017 to fiscal year end, the company concluded that its previously disclosed non-GAAP tax rate of 34.5 percent remained appropriate. For fiscal 2019, the company has determined that its projected non-GAAP tax rate will be 21.5 percent, which reflects currently available information, including the anticipated impact of the Tax Act and interpretations thereof, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the company’s ongoing analysis of the Tax Act over the measurement period, the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix including due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.